Exhibit 99.1

News
For Immediate Release

Memorial Production Partners LP Announces Appointment of William J. Scarff as

President

HOUSTON, TEXAS, January 31, 2014—Memorial Production Partners LP (NASDAQ: MEMP) announced today that William (Bill) J. Scarff has been appointed as President of the general partner of MEMP. John A. Weinzierl will continue in his role as Chairman and Chief Executive Officer of the general partner of MEMP.

Mr. Scarff has served as President and Chief Executive Officer of several private exploration and production companies since 1999, including Propel Energy, LLC, Proton Operating Company, LLC and Proton Energy, LLC. Prior to 1999, he held a variety of land and operating management positions with increasing responsibility with exploration and production companies including Marathon Oil Company, Anadarko Production Company and Burlington Resources.

“Bill brings a wealth of knowledge and experience with over 30 years of industry experience, including starting and leading successful private energy companies. His experience and leadership will be invaluable to the successful execution of our long-term growth objectives,” said John A. Weinzierl, Chairman and Chief Executive Officer of the general partner of MEMP. “We are pleased to welcome him to the MEMP team.”

Memorial Production Partners LP is a publicly traded partnership engaged in the acquisition, production and development of oil and natural gas properties in the United States. MEMP’s properties consist of mature, legacy oil and natural gas fields. MEMP is headquartered in Houston, Texas. For more information, visit www.memorialpp.com.

Forward-Looking Statements

This press release may include “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that MEMP expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “expect,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “potential,” the negative of such terms or other comparable terminology often identify forward-looking statements. These statements are based on certain assumptions made by MEMP based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of MEMP, which may cause MEMP’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read MEMP’s filings with the Securities and Exchange Commission (“SEC”), which are available on MEMP’s Investor Relations website at http://investor.memorialpp.com/sec.cfm or on the SEC’s website at http://www.sec.gov, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement. MEMP undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release.

Contact

Memorial Production Partners LP

Ronnetta Eaton - Manager, Investor Relations

(713) 588-8350

ir@memorialpp.com